Exhibit 99.1

Yucaipa Acquisition Corp.

9130 West Sunset Boulevard

Los Angeles, CA 90069

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

YUCAIPA ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON                 , 2021.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated                 , 2021 in connection with the Annual General Meeting of Shareholders (the “General Meeting”) to be held at          a.m. New York City Time on                 , 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, 50th Floor, New York, New York 10022, and via a live webcast at https://www.cstproxy.com/yucaipayac/2021, or at such other time, on such other date and at such other place to which the meeting may be adjourned, and hereby appoints [•] and [•], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Yucaipa Acquisition Corp. (“Yucaipa”) registered in the name provided, which the undersigned is entitled to vote at the General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote     ☒

as indicated in this

example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Proposal No. 1—Business Combination Proposal — to resolve as an ordinary resolution (the “Business Combination Proposal” or “Proposal No. 1”) the consummation of Yucaipa’s business combination which will involve (i) entry into that Business Combination Agreement, dated as of June 10, 2021 (as it may be amended from time to time, the “Business Combination Agreement,” a copy of which is attached to the accompanying proxy statement/prospectus as Annex A), by and among Yucaipa, SIGNA Sports United GmbH, a German limited liability company (“SSU”), SIGNA Sports United B.V., a Dutch private limited liability company and wholly-owned subsidiary of SSU (“TopCo”), Olympics I Merger Sub, LLC, a Cayman Islands limited liability company and wholly owned subsidiary of TopCo (“Merger Sub”) and SIGNA International Sports Holding GmbH, a German limited liability company (“SISH”), pursuant to which several transactions will occur, and in connection therewith, TopCo will be the ultimate parent company of SSU and Yucaipa (the “Business Combination”), and Yucaipa’s entry into the Business Combination Agreement and transactions contemplated thereby be confirmed, ratified and approved in all respects; (ii) Yucaipa’s merger with Merger Sub so that Merger Sub be the surviving company and all the undertaking, property and liabilities of Yucaipa vest in Merger Sub by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—Merger Proposal — to resolve as a special resolution (the “Merger Proposal” or “Proposal No. 2”) that the plan of merger as required under section 46(4) of the Limited Liability Companies Act (As Revised) (the “LLC Act”) and section 233(4) of the Companies Act in the form tabled to the General Meeting (a draft of which is attached to the accompanying proxy statement/ prospectus as Annex B, the “Plan of Merger”) be authorized, approved and confirmed in all respects; and Yucaipa be authorized to enter into the Plan of Merger and to merge with and into Merger Sub so that Merger Sub be the surviving entity and all the undertaking, property and liabilities of Yucaipa vest in the surviving entity by virtue of such merger pursuant to the Companies Act and the LLC Act.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—Charter Amendment Proposal — to resolve on a non-binding advisory basis, certain material provisions in the amendment of the articles of association of TopCo (the “Charter Amendment Proposal” or “Proposal No. 3”), presented separately in accordance with the SEC requirements.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—Adjournment Proposal — to resolve as an ordinary resolution, to adjourn the General Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Yucaipa shareholders or, if as of the time for which the General Meeting is scheduled, there are insufficient Yucaipa Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the General Meeting, or (B) in order to solicit additional proxies from Yucaipa shareholders in favor of the Business Combination Proposal or the Merger Proposal (the “Adjournment Proposal” or “Proposal No. 4”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

_________________________________________
(Signature)

_________________________________________
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.